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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 29, 2000 (except as to Note 20, for which the date is March 27, 2000, and as to Note 23, for which the date is April 19, 2000) relating to the financial statements and financial statement schedules of ClientLogic Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP
Buffalo, New York

April 19, 2000